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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                         Year Ended                     Three Months ended
                                                        December 31,                         March 31,
                                                 1995       1996       1997            1997             1998
                                                -------    -------    -------     --------------   --------------
NET LOSS PER SHARE:
Net Loss                                        $(6,675)   $(5,118)   $(4,322)       $(1,627)         $(1,424)
                                                =======    =======    =======        =======          =======

Weighted average common shares
  outstanding                                       348        453      1,075            732            2,447

Adjusted shares outstanding                         348        453      1,075            732            2,447
                                                =======    =======    =======         ------           ------
Net loss per share -- Basic                     $(19.18)   $(11.30)   $ (4.02)        $(2.22)          $(0.58)
                                                =======    =======    =======         ======           ======

                                                    Year Ended           Three Months ended
                                                    December 31,              March 31,
                                                        1997            1997             1998
                                                    ------------   --------------   --------------
PRO FORMA NET LOSS PER SHARE:
Net loss                                              $(4,322)        $(1,627)          $(1,424)
                                                      =======         =======           =======
Weighted average common shares outstanding              1,075             732             2,447

Effect of assumed conversion of preferred
  shares                                                7,729           7,697             7,755
                                                      -------          ------           -------
  Adjusted shares outstanding -- Basic                  8,804           8,429            10,202
                                                      =======          ======           =======
Pro forma net loss per share -- Basic                 $ (0.49)         $(0.19)          $(0.14)
                                                      =======          ======           ======